UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: February 10, 2005
(Date of earliest event reported)

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     This Form 8-K is to describe ordinary course executive officer compensation actions taken by the Compensation Committee of OrthoLogic Corp. (the “Company”) and ratified by the Company’s Board of Directors (the “Board”) at a meeting of the Board on February 10, 2005.

     The Board ratified the following actions with respect to the compensation of the Company’s named executive officers (as defined in Regulation S-K, Item 402(a)(3)):

EXECUTIVE OFFICER	2005 SALARY		2004 BONUS(1)
Chief Executive Officer Thomas R. Trotter	$350,000	(2)	$157,500
Senior Vice President & Chief Financial Officer Sherry A. Sturman	$200,000	(2)	$85,500
Senior Vice President of Research and Clinical Affairs and Chief Technology Officer James T. Ryaby, Ph.D.	$235,000		$85,500

(1)	Bonuses were determined in accordance with the Company’s Management Bonus Plan, which is based upon the financial performance of the Company and other specific company-wide objectives established by the Compensation Committee and approved by the full Board of Directors. The cash bonuses for the Company’s Chief Executive Officer and two other named executive officers were calculated as a percentage of each officer’s respective salary.

(2)	No salary increase for 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2005	ORTHOLOGIC CORP.
/s/ Sherry A. Sturman
Sherry A. Sturman
Chief Financial Officer